Exhibit 3.02

AMENDED AND RESTATED BYLAWS

OF

NEW FRONTIER MEDIA, INC.

A Colorado Corporation

INDEX TO

AMENDED AND RESTATED BYLAWS OF

NEW FRONTIER MEDIA, INC.

ii

iii

AMENDED AND RESTATED BYLAWS

OF

NEW FRONTIER MEDIA, INC.

A Colorado Corporation

ARTICLE 1

OFFICES

SECTION 1.1 PRINCIPAL OFFICE.

The principal office of the corporation in the state of Colorado shall be located in the city of Boulder, county of Boulder. The corporation may have such other offices, either within or outside of the State of Colorado as the board of directors may designate, or as the business of the corporation may require from time to time.

SECTION 1.2 REGISTERED OFFICE.

The registered office of the corporation, required by the Colorado Business Corporation Act, as amended, to be maintained in the State of Colorado, may be, but need not be, identical with the principal office in the State of Colorado, and the address of the registered office may be changed from time to time by the board of directors.

ARTICLE 2

SHAREHOLDERS

SECTION 2.1 ANNUAL MEETING.

The annual meeting of the shareholders shall be held each year at such time on such day as shall be fixed by the board of directors for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Colorado, such meeting shall be held on the next succeeding business day.

SECTION 2.2 SPECIAL MEETINGS.

The corporation shall hold a special meeting of shareholders (i) on call of its chief executive officer, president, or board of directors, or (ii) if, subject to the procedures set forth below in this Section 2.2 and Section 2.18, the corporation receives one or more written demands for the meeting, stating the purpose or purposes for which it is to be held, signed and dated by the holders of shares representing at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting. The business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the demand. Except in accordance with this Article 2, shareholders shall not be permitted to propose business to be brought before a special meeting of the shareholders.

SECTION 2.3 PLACE OF MEETINGS.

The board of directors may designate any place, either within or outside of the State of Colorado, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Colorado.

SECTION 2.4 NOTICE OF MEETING; ADJOURNMENT.

Written notice stating the place, day and hour of the meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the chief executive officer, the president, or the secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting; provided, however, that if the authorized shares of the corporation are to be increased, at least thirty days’ notice shall be given, and if sale of all or substantially all assets are to be voted upon, at least twenty days’ notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Any meeting of shareholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares entitled to vote and represented in person or by proxy at the meeting(even if then less than a quorum), excluding abstentions. At the adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Subject to the next sentence, when a meeting is adjourned to another date, time or place, notice need not be given of the new date, time, or place if the new date, time or place is announced at the meeting before adjournment. If the adjournment is for more than one hundred twenty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting shall be given to each shareholder of record as of the new record date then entitled to vote at the meeting.

SECTION 2.5 MEETING OF ALL SHAREHOLDERS.

If all of the shareholders shall meet at any time and place, either within or outside of the State of Colorado, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

SECTION 2.6 CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the board of directors of the corporation may provide that the share transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the share transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders (other than one involving a purchase, redemption, or other acquisition of the of the corporation’s shares), such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof unless otherwise required by law, the Articles of Incorporation or these bylaws.

SECTION 2.7 SHAREHOLDER RECORDS.

The officer or agent having charge of the stock transfer books for shares of the corporation shall make, beginning the earlier of ten days before such meeting of shareholders or two business days after notice of the meeting is given and continuing through the meeting, a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The record, for such required period, shall be kept on file at the principal office of the corporation, whether within or outside of the State of Colorado, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours during such period. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

The original stock transfer books shall be the prima facie evidence as to who are the shareholders entitled to examine the record or transfer books or to vote at any meeting of shareholders.

SECTION 2.8 QUORUM.

One-third of the issued and outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, except as otherwise provided by the Colorado Business Corporation Act, as amended, and the Articles of Incorporation. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of shareholders whose absence would cause there to be less than a quorum.

SECTION 2.9 MANNER OF ACTING.

If a quorum is present, action on any matter at a meeting other than the election of directors is approved if a majority of the shares represented at the meeting and entitled to vote on the subject matter approve the action, unless the vote of a greater proportion or number or voting by classes is otherwise required by statute or by the Articles of Incorporation or these bylaws. If a quorum is present and the matter presented at the meeting is an election of directors, that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, are elected to the board of directors.

SECTION 2.10 PROXIES.

At all meetings of shareholders a shareholder may vote in person or by proxy executed in writing by the shareholder or by a duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of the execution, unless otherwise provided in the proxy.

SECTION 2.11 VOTING OF SHARES.

Unless otherwise provided by these bylaws or the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders, and each fractional share shall be entitled to a corresponding fractional vote on each such matter.

SECTION 2.12 VOTING OF SHARES BY CERTAIN SHAREHOLDERS.

Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such other corporation may determine.

Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by an administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name.

Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the trustee name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither shares of its own stock belonging to this corporation, nor shares of its own stock held by it in a fiduciary capacity, nor shares of its own stock held by another corporation if the majority of shares entitled to vote for the election of directors of such corporation is held by this corporation may be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor, if certificates have been issued in respect thereof, or confirmation of a notation of cancellation of such shares on the books and records of the corporation, if uncertificated.

SECTION 2.13 INFORMAL ACTION BY SHAREHOLDERS.

Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

SECTION 2.14 VOTING BY BALLOT.

Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

SECTION 2.15 CUMULATIVE VOTING.

Cumulative voting shall not be allowed.

SECTION 2.16 NOTICE OF BUSINESS TO BE BROUGHT BEFORE AN ANNUAL MEETING.

A.            At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) brought before the meeting by the corporation and specified in the notice of meeting given by or at the direction of the board of directors, (ii) brought before the meeting by or at the direction of the chief executive officer, president, or board of directors, or (iii) otherwise properly brought before the meeting by a shareholder who (a) was a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the corporation) both at the time of giving the notice provided for in this Section 2.16 and at the time of the meeting, (b) is entitled to vote at the meeting, and (c) has complied with this Section 2.16 as to such business. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the board of directors, the foregoing clause (iii) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of the shareholders. Shareholders seeking to nominate persons for election to the board of directors must comply with Section 2.17 and this Section 2.16 shall not be applicable to nominations except as expressly provided in Section 2.17.

B.            Without qualification, for business to be properly brought before an annual meeting by a shareholder, the shareholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the secretary of the corporation at the principal office of the corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.16. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal office of the corporation not less than one hundred twenty days nor more than one hundred fifty days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty days before or more than sixty days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not later than ninety days prior to such annual meeting or, if later, the date that is ten days after the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

C.            To be in proper form for purposes of this Section 2.16, a shareholder’s notice to the secretary of the corporation shall set forth:

(i)            As to each Proposing Person (as defined below), (a) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the corporation’s books and records); and (b) the class or series and number of shares of the corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Persons, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (a) and (b) are referred to as “Shareholder Information”);

(ii)           As to each Proposing Person, (a) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the corporation, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (1) the derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (2) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (3) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions, (b) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the corporation, (c) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the corporation (“Short Interests”), (d) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the corporation, or any Synthetic Equity Interests or Short Interests, if any, (e)(1) if such Proposing Person is not a natural person, the identity of the natural person or persons associated with such Proposing Person responsible for the formulation of and decision to propose the business to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Proposing Person, the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, and (2) if such Proposing Person is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, and (f) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (a) through (f) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner; and

(iii)          As to each item of business that the shareholder proposes to bring before the annual meeting, (a) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (b) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (c) a reasonably detailed description of all agreements, arrangements and understandings (1) between or among any of the Proposing Persons or (2) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such shareholder.

For purposes of this Section 2.16, the term “Proposing Person” shall mean (i) the shareholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these bylaws) of such shareholder or beneficial owner, and (iv) any other person with whom such shareholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert (as defined below).

A person shall be deemed to be “Acting in Concert” with another person for purposes of these bylaws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the corporation in parallel with, such other person where (i) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (ii) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

D.            A shareholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.16 shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary at the principal office of the corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the date for the meeting), or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).

E.             Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with this Section 2.16. The chairman or presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.16, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

F.             This Section 2.16 is expressly intended to apply to any business proposed to be brought before an annual meeting of shareholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. In addition to the requirements of this Section 2.16 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.16 shall be deemed to affect the rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

G.            For purposes of these bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

SECTION 2.17 NOTICE OF NOMINATIONS FOR ELECTION TO THE BOARD OF DIRECTORS.

A.            Nominations of any person for election to the board of directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the board of directors, including by any committee or persons appointed by the board of directors, or (ii) by a shareholder who (a) was a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the corporation) both at the time of giving the notice provided for in this Section 2.17 and at the time of the meeting, (b) is entitled to vote at the meeting, and (c) has complied with this Section 2.17 as to such nomination. The foregoing clause (ii) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the board of directors at an annual meeting or special meeting.

B.            Without qualification, for a shareholder to make any nomination of a person or persons for election to the board of directors at an annual meeting, the shareholder must (i) provide Timely Notice (as defined in Section 2.16) thereof in writing and in proper form to the secretary of the corporation at the principal office of the corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.17. Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting, then for a shareholder to make any nomination of a person or persons for election to the board of directors at a special meeting, the shareholder must (i) provide timely notice thereof in writing and in proper form to the secretary of the corporation at the principal office of the corporation, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.17 To be timely, a shareholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal office of the corporation not earlier than the date that is one hundred fifty days prior to such special meeting and not later than the date that is one hundred twenty days prior to such special meeting or, if later, the tenth day following the day on which public disclosure (as defined in Section 2.16) of the date of such special meeting was first made. In no event shall any adjournment of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

C.            To be in proper form for purposes of this Section 2.17, a shareholder’s notice to the secretary shall set forth:

(i)            As to each Nominating Person (as defined below), the Shareholder Information (as defined in Section 2.16(C)(i), except that for purposes of this Section 2.17 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.16(C)(i));

(ii)           As to each Nominating Person, any Disclosable Interests (as defined in Section 2.16(C)(ii), except that for purposes of this Section 2.17 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.16(C)(ii) and the disclosure in clause (f) of Section 2.16(C)(ii) shall be made with respect to the election of directors at the meeting);

(iii)          As to each person whom a Nominating Person proposes to nominate for election as a director, (a) all information with respect to such proposed nominee that would be required to be set forth in a shareholder’s notice pursuant to this Section 2.17 if such proposed nominee were a Nominating Person, (b) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (c) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is Acting in Concert (as defined in Section 2.16(C)), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K (or any successor regulations) if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, and (d) a completed and signed questionnaire, representation and agreement as provided in Section 2.17(F); and

(iv)          The corporation may require any proposed nominee to furnish such other information (a) as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation in accordance with the corporation’s Corporate Governance Guidelines or

(b) that could be material to a reasonable shareholder’s understanding of the independence or lack of independence of such proposed nominee.

For purposes of this Section 2.17, the term “Nominating Person” shall mean (i) the shareholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (iii) any affiliate or associate of such shareholder or beneficial owner, and (iv) any other person with whom such shareholder or such beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.

D.            A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.17 shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary at the principal office of the corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the date for the meeting), or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).

E.             Notwithstanding anything in these bylaws to the contrary, no person shall be eligible for election as a director of the corporation unless nominated in accordance with this Section 2.17. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 2.17, and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded.

F.             To be eligible to be a nominee for election as a director of the corporation, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2.17) to the secretary at the principal office of the corporation a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in form provided by the secretary upon written request) that such proposed nominee satisfies the Applicable Qualification Criteria (as defined below) and (i) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (b) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the corporation, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation and (iii) in such proposed nominee’s individual capacity and on behalf of the shareholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the corporation, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.

For purposes of this Section 2.17, the term “Applicable Qualification Criteria” shall mean that the proposed nominee (i) is capable of demonstrating to the reasonable satisfaction of board of directors or a committee thereof, in its sole discretion, an understanding basic financial statements, (ii) is over 21 years of age, (iii) has relevant business experience (taking into account the business experience of the other directors) and high moral character, in each case as determined by the board of directors or a committee thereof, in its sole discretion, and (iv) satisfies such other criteria for service on the board of directors as may be publicly disclosed from time to time by the corporation.

G.            In addition to the requirements of this Section 2.17 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

SECTION 2.18 SPECIAL MEETING PROCEDURES.

A.            No shareholder may demand that the corporation call a special meeting of the shareholders pursuant to Section 2.2 unless a shareholder of record has first submitted a request in writing that the board of directors fix a record date for the purpose of determining the shareholders entitled to demand that the corporation call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the secretary of the corporation at the principal office of the corporation.

B.            To be in proper form for purposes of this Section 2.18, a request by a shareholder for the board of directors to fix a record date shall set forth:

(i)            As to each Requesting Person (as defined below), the Shareholder Information (as defined in Section 2.16(C)(i), except that for purposes of this Section 2.18 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.16(C)(i));

(ii)           As to each Requesting Person, any Disclosable Interests (as defined in Section 2.16(C)(ii), except that for purposes of this Section 2.18 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.16(C)(ii) and the disclosure in clause (f) of Section 2.16(C)(ii) shall be made with respect to the business proposed to be conducted at the special meeting); and

(iii)          As to the purpose or purposes of the special meeting, (a) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Person, and

(b) a reasonably detailed description of all agreements, arrangements and understandings (1) between or among any of the Requesting Persons or (2) between or among any Requesting Person and any other person or entity (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting.

For purposes of this Section 2.18(B), the term “Requesting Person” shall mean (i) the shareholder making the request to fix a record date for the purpose of determining the shareholders entitled to demand that the a special meeting be called, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, (iii) any affiliate or associate of such shareholder or beneficial owner, and (iv) any other person with whom such shareholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert (as defined in Section 2.16(C)) .

C.            Within thirty days after receipt of a request to fix a record date in proper form and otherwise in compliance with this Section 2.18 from any shareholder of record, the board of directors may adopt a resolution fixing a record date for the purpose of determining the shareholders entitled to demand that the corporation call a special meeting, which date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors. Notwithstanding anything in this Section 2.18 to the contrary, no record date shall be fixed if the board of directors determines that the demand or demands that would otherwise be submitted following such record date could not comply with the requirements set forth in clauses (ii), (iv), (v) or (vi) of Section 2.18(E) .

D.            Without qualification, a special meeting of the shareholders shall not be called pursuant to Section 2.2 unless shareholders of record as of the record date fixed in accordance with Section 2.18(C) who hold, in the aggregate, more than ten percent of the voting power of the outstanding shares of the corporation (the “Requisite Percentage”) timely provide one or more demands to call such special meeting in writing and in proper form to the secretary of the corporation at the principal office of the corporation. Only shareholders of record on the record date shall be entitled to demand that the corporation call a special meeting of the shareholders pursuant to Section 2.2. To be timely, a shareholder’s demand to call a special meeting must be delivered to, or mailed and received at, the principal office of the corporation not later than the seventieth day following the record date fixed in accordance with Section 2.18(C). To be in proper form for purposes of this Section 2.18, a demand to call a special meeting shall set forth (i) the business proposed to be conducted at the special meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (iii) with respect to any shareholder or shareholders submitting a demand to call a special meeting (except for any shareholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A) (a “Solicited Shareholder”) the information required to be provided pursuant to this Section 2.18 of a Requesting Person. A shareholder may revoke a demand to call a special meeting by written revocation delivered to the secretary at any time prior to the special meeting. If any such revocation(s) are received by the secretary after the secretary’s receipt of written demands from the holders of the Requisite Percentage of shareholders, and as a result of such revocation(s), there no longer are unrevoked demands from the Requisite Percentage of shareholders to call a special meeting, the board of directors shall have the discretion to determine whether or not to proceed with the special meeting.

F.             The secretary shall not accept, and shall consider ineffective, a written demand from a shareholder to call a special meeting (i) that does not comply with this Section 2.18, (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for shareholder action under applicable law, (iii) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the record date (the “Current Record Date”) to determine the shareholders entitled to submit such written demand, (iv) that relates to an item of business (other than the election of directors) that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date (other than the Current Record Date) was previously fixed and such demand is delivered between the time beginning on the day after such previous record date and ending on the one-year anniversary of such previous record date, (v) if a Similar Item will be submitted for shareholder approval at any shareholder meeting to be held on or before the date that is one hundred twenty days after the secretary receives such demand, or (vi) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the secretary of such demand to call a special meeting.

G.            After receipt within seventy days of the record date so chosen of one or more written demands in proper form and in accordance with this Section 2.18 from a shareholder or shareholders holding the Requisite Percentage, the board of directors shall duly call, and determine the place, date and time of, a special meeting of shareholders for the purpose or purposes and to conduct the business specified in the demands received by the corporation. Notwithstanding anything in these bylaws to the contrary, the board of directors may submit its own proposal or proposals for consideration at such a special meeting. The record date for determining the shareholders entitled to be given notice of and to vote at such a special meeting shall be fixed in accordance with Section 2.6 of these bylaws. The board of directors shall provide written notice of such special meeting to the shareholders in accordance with Section 2.4 of these bylaws.

H.            In connection with a special meeting called in accordance with Section 2.2 and this Section 2.18, the shareholder or shareholders (except for any Solicited Shareholder) who requested that the board of directors fix a record date in accordance with this Section 2.18 or who delivered a demand to call a special meeting to the secretary shall further update and supplement the information previously provided to the corporation in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Section 2.18 shall be true and correct as of the record date for the special meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary at the principal office of the corporation not later than five business days after the record date for the special meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting, if practicable (or, if not practicable, the first practicable date prior to the date for the meeting), or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the special meeting or any adjournment or postponement thereof).

I.              Notwithstanding anything in these bylaws to the contrary, the secretary shall not be required to call a special meeting pursuant to Section 2.2 or this Section 2.18 except in accordance with this Section 2.18. If the board of directors shall determine that any request to fix a record date or demand to call and hold a special meeting was not properly made in accordance with this Section 2.18, or shall determine that the shareholder or shareholders requesting that the board of directors fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Section 2.18, then the board of directors shall not be required to fix a record date or to call and hold the special meeting. In addition to the requirements of this Section 2.18, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date or demand to call a special meeting.

ARTICLE 3

BOARD OF DIRECTORS

SECTION 3.1 GENERAL POWERS.

The business and affairs of the corporation shall be managed by its board of directors.

SECTION 3.2 PERFORMANCE OF DUTIES.

A director of the corporation shall perform his or her duties as a director, including his or her duties as a member of any committee of the board upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his or her duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed in paragraphs (A), (B), and (C) of this Section 3.2; but he or she shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his or her duties shall not have any liability by reason of being or having been a director of the corporation. Those persons and groups on whose information, opinions, reports, and statements a director is entitled to rely upon are:

A.            One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matter presented;

B.            Counsel, public accountants, or other persons as to matters which the director reasonably believes to be within such persons’ professional or expert competence; or

C.            A committee of the board upon which he or she does not serve, duly designated in accordance with the provision of the articles of incorporation or the bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

SECTION 3.3 NUMBER, TENURE AND QUALIFICATIONS.

The number of directors of the corporation shall not be less than three (3) nor more than seven (7). The number of directors of the corporation shall be fixed from time to time by resolution of the board of directors, but in no instance shall there be less than three (3) directors unless there are fewer than three (3) shareholders, in which event the number of directors may be the same as the number of shareholders. Each director shall hold office until the next annual meeting of shareholders or until his or her successor shall have been elected and qualified. Directors need not be residents of the state of Colorado or shareholders of the corporation.

There shall be a chairman of the board, who shall be elected from among the directors. He or she shall preside at all meetings of the shareholders and of the board of directors unless unavailable. He or she shall have such other powers and duties as may be prescribed by the board of directors.

SECTION 3.4 REGULAR MEETINGS.

A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or without the state of Colorado, for the holding of additional regular meetings without other notice than such resolution.

SECTION 3.5 SPECIAL MEETINGS.

Special meetings of the board of directors may be called by or at the request of the chief executive officer, the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the state of Colorado, as the place for holding any special meeting of the board of directors called by them.

SECTION 3.6 NOTICE.

Written notice of any special meeting of directors shall be given as follows:

By mail to each director at his or her business address at least three days prior to the meeting;

By personal delivery or telegram at least twenty-four hours prior to the meeting to the business address of each director, or in the event such notice is given on a Saturday, Sunday or holiday, to the residence address of each director; or

By any other method in writing permitted under Section 7-101-402 of the Colorado Business Corporation Act, as amended.

If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.

If another permitted method is used, such notice shall be effective as provided in Section 7-101-402 of the Colorado Business Corporation Act, as amended.

Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

SECTION 3.7 QUORUM.

A majority of the number of directors fixed by or pursuant to Section 3.2 of this Article 3 shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 3.8 MANNER OF ACTING.

Except as otherwise required by law or by the Articles of Incorporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

SECTION 3.9 INFORMAL ACTION BY DIRECTORS.

Any action required or permitted to be taken by the board of directors or by a committee thereof at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or all of the committee members entitled to vote with respect to the subject matter thereof.

SECTION 3.10 PARTICIPATION BY ELECTRONIC MEANS.

Any members of the board of directors or any committee designated by such board may participate in a meeting of the board of directors or committee by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

SECTION 3.11 VACANCIES.

Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

SECTION 3.12 RESIGNATION.

Any director of the corporation may resign at any time by giving written notice to the president or the secretary of the corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

SECTION 3.13 REMOVAL.

Any director or directors of the corporation may be removed at any time, with or without cause, in the manner provided in the Colorado Business Corporation Act, as amended.

SECTION 3.14 COMMITTEES.

By resolution adopted by a majority of the board of directors, the directors may designate two or more directors to constitute a committee, any of which shall have such authority in the management of the corporation as the board of directors shall designate and as shall be prescribed by the Colorado Business Corporation Act, as amended.

SECTION 3.15 COMPENSATION.

By resolution of the board of directors and irrespective of any personal interest of any of the members, each director may be paid his or her expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 3.16 PRESUMPTION OF ASSENT.

A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 3.17 LIMITATIONS ON LIABILITY.

To the fullest extent permitted by the Colorado Business Corporation Act, as amended, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director. Notwithstanding the foregoing, a director will have liability for monetary damages for a breach or failure which involves: (i) a violation of criminal law; (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (iii) distributions in violation of the Colorado Business Corporation Act, as amended, or the Articles of Incorporation of the corporation (but only to the extent provided by law); (iv) willful misconduct or disregard for the best interests of the corporation concerning any acts or omissions concerning any proceeding other than in the right of the corporation or a shareholder; or (v) reckless, malicious or wanton acts or omissions concerning any proceeding other than in the right of the corporation or of a shareholder. No repeal, amendment or modification of this Article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the corporation occurring prior to such repeal, amendment or modification.

ARTICLE 4

OFFICERS

SECTION 4.1 NUMBER.

The officers of the corporation shall be a chief executive officer, a president, a secretary, and a treasurer, each of whom shall be elected by the board of directors. Such other officers as may be deemed necessary may be elected or appointed by the board of directors. Any two or more offices may be held by the same person.

SECTION 4.2 ELECTION AND TERM OF OFFICE.

The officers of the corporation to be elected by the board of directors shall be elected annually by the board of directors at the first meeting of the board of directors held after the annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

SECTION 4.3 REMOVAL.

Any officer or agent may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 4.4 VACANCIES.

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

SECTION 4.5 CHIEF EXECUTIVE OFFICER

The chief executive officer (the “CEO”) shall be the chief executive officer of the corporation, shall have overall responsibility and authority for management of the operations of the corporation (subject to the authority of the board of directors), shall preside at all meetings of the shareholders if the chairman of the board of directors is unavailable, unless unavailable. He or she may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, excepted in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed.

SECTION 4.6 PRESIDENT.

The president shall, subject to the control of the board of directors and the CEO, in general supervise the business and affairs of the corporation. He or she shall, when present, and in the absence of a chairman of the board and CEO, preside at all meetings of the shareholders and of the board of directors. He or she shall, in the absence of the CEO or in the event of the CEO’s death, inability or refusal to act, perform all duties of the CEO, and when so acting, shall have all the powers of and be subject to all of the restrictions on the CEO. He or she may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, excepted in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

SECTION 4.7 VICE PRESIDENT.

If elected or appointed by the board of directors or any senior officer, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or appointment, or in the absence of any designation, then in the order of their election or appointment) shall, in the absence of the president or in the event of his or her death, inability or refusal to act, perform all duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president may sign, with the treasurer or an assistant treasurer or the secretary or an assistant secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him or her by the CEO, the president or by the board of directors.

SECTION 4.8 SECRETARY.

The secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the chairman or vice chairman of the board of directors, or the CEO, the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the CEO, the president or by the board of directors.

SECTION 4.9 TREASURER.

The treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article 5 of these bylaws; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the CEO, the president or by the board of directors.

SECTION 4.10 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.

The assistant secretaries, when authorized by the board of directors, may sign with the chairman or vice chairman of the board of directors or the CEO, the president or a vice president certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the board of directors. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the CEO, the president or the board of directors.

SECTION 4.11 BONDS.

If the board of directors by resolution shall so require, any officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the board of directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

SECTION 4.12 SALARIES.

The salaries of the officers shall be fixed from time to time by the board of directors or its designee and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

ARTICLE 5

CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 5.1 CONTRACTS.

The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 5.2 LOANS.

No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

SECTION 5.3 CHECKS, DRAFTS, ETC.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

SECTION 5.4 DEPOSITS.

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

ARTICLE 6

SHARES, CERTIFICATES FOR SHARES AND TRANSFER OF SHARES

SECTION 6.1 REGULATION.

The board of directors may make such rules and regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the corporation, including the appointment of transfer agents and registrars.

SECTION 6.2 CERTIFICATES FOR STOCK.

The shares of the corporation’s stock may be certificated or uncertificated, as provided under Colorado law, and shall be entered in the books of the corporation and registered as they are issued. Any certificates issued to any shareholder of the corporation shall be respectively numbered serially for each class of shares, or series thereof, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, if applicable, and shall be signed by the chairman or vice-chairman of the board of directors or by the president or a vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary; provided that such signatures may be facsimile if the certificate is counter-signed by a transfer agent, or registered by a registrar other than the corporation itself or its employee. Each certificate shall state the name of the corporation, the fact that the corporation is organized or incorporated under the laws of the State of Colorado, the name of the person to whom issued, the date of issue, the class (or series of any class), the number of shares represented thereby and the par value of the shares represented thereby or a statement that such shares are without par value. A statement of the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue, or in lieu thereof, the certificate may set forth that such a statement or summary will be furnished to any shareholder upon request without charge.

Each certificate shall be otherwise in such form as may be prescribed by the board of directors and as shall conform to the rules of any stock exchange on which the shares may be listed.

Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written statement that shall set forth all of the information required by the Colorado Business Corporation Act, as amended, and these bylaws to be provided to holders of uncertificated shares, and any restrictions on the transfer or registration of such shares imposed by the corporation’s then-effective articles of incorporation, bylaws and any agreement among shareholders or any agreement between shareholders and the corporation.

The corporation shall not issue certificates representing fractional shares and shall not be obligated to make any transfers creating a fractional interest in a share. The corporation may, but shall not be obligated to, issue scrip in lieu of any fractional shares, such scrip to have terms and conditions specified by the board of directors.

SECTION 6.3 CANCELLATION OF CERTIFICATES.

All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and canceled, except as herein provided with respect to lost, stolen or destroyed certificates.

SECTION 6.4 LOST, STOLEN OR DESTROYED CERTIFICATES.

Any shareholder claiming that his or her certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of that fact and lodge the same with the secretary of the corporation, accompanied by a signed application for a new certificate. Thereupon, and upon the giving of a satisfactory bond of indemnity to the corporation not exceeding an amount double the value of the shares as represented by such certificate (the necessity for such bond and the amount required to be determined by the president and treasurer of the corporation), the corporation may issue (i) a new certificate of the same tenor and representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed; or (ii) uncertificated shares in place of the certificate previously issued by the corporation alleged to have been lost, stolen or destroyed.

SECTION 6.5 TRANSFER OF SHARES.

Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, and evidence of compliance with applicable securities laws and other restrictions, it shall be the duty of the corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the shareholder entitled thereto, cancel the old certificate and record the transaction upon the corporation’s books. Upon the surrender of any certificate for transfer, such certificate shall at once be conspicuously marked on its face “Cancelled” and filed with the permanent stock records of the corporation.

Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the corporation. If the corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

The board of directors may appoint a transfer agent and one or more co-transfer agents and a registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

As against the corporation, a transfer of shares can be made only on the books of the corporation and in the manner hereinabove provided, and the corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Colorado.

ARTICLE 7

INDEMNIFICATION

SECTION 7.1 INDEMNIFICATION.

For purposes of this Article 7, a “Proper Person” means any person (including the estate or personal representative of a director) who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that such individual is or was a director, officer, employee, fiduciary or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any foreign or domestic profit or nonprofit corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company, or other enterprise or employee benefit plan. The corporation shall indemnify any Proper Person against reasonably incurred expenses (including attorneys’ fees), judgments, penalties, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement reasonably incurred by such Proper Person in connection with such action, suit or proceeding if it is determined by the groups set forth in Section 7.4 of this Article 7 that such Proper Person conducted himself in good faith and reasonably believed (i) in the case of conduct in the official capacity of such Proper Person with the corporation, that the conduct of such Proper Person was in the corporation’s best interests; or (ii) in all other cases (except criminal cases), that the conduct of such Proper Person was at least not opposed to the corporation’s best interests; or (iii) in the case of any criminal proceeding, that the Proper Person had no reasonable cause to believe such conduct was unlawful. Official capacity means, when used with respect to a director, the office of director and, when used with respect to any other Proper Person, the office in a corporation held by the officer or the employment, fiduciary or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation.

Official capacity does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement in (ii) of this Section 7.1. A director’s conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirement of this Section 7.1 that a director acted in good faith.

No indemnification shall be made under this Article 7 to a Proper Person with respect to any claim, issue or matter in connection with a proceeding by or in the right of a corporation in which the Proper Person was adjudged liable to the corporation or in connection with any proceeding charging that the Proper Person derived an improper personal benefit, whether or not involving action in an official capacity, in which such Proper Person was adjudged liable on the basis that such Proper Person derived an improper personal benefit. Further, indemnification under this Section 7.1 in connection with a proceeding brought by or in the right of the corporation shall be limited to reasonable expenses, including attorneys’ fees, incurred in connection with the proceeding.

SECTION 7.2 RIGHT TO INDEMNIFICATION.

The corporation shall indemnify any Proper Person who was wholly successful, on the merits or otherwise, in defense of any action, suit, or proceeding as to which such Proper Person was entitled to indemnification under Section 7.l of this Article 7 against expenses (including attorneys’ fees) reasonably incurred by such Proper Person in connection with the proceeding without the necessity of any action by the corporation other than the determination in good faith that the defense has been wholly successful.

SECTION 7.3 EFFECT OF TERMINATION OF ACTION.

The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person seeking indemnification did not meet the standards of conduct described in Section 7.1 of this Article 7. Entry of a judgment by consent as part of a settlement shall not be deemed an adjudication of liability, as described in Section 7.2 of this Article 7.

SECTION 7.4 GROUPS AUTHORIZED TO MAKE INDEMNIFICATION DETERMINATION.

Except where there is a right to indemnification as set forth in Sections 7.1 or 7.2 of this Article 7 or where indemnification is ordered by a court in Section 7.5 of this Article 7, any indemnification shall be made by the corporation only as determined in the specific case by a proper group that indemnification of the Proper Person is permissible under the circumstances because the Proper Person has met the applicable standards of conduct set forth in Section 7.1 of this Article 7. This determination shall be made by the board of directors by a majority vote of those present at a meeting at which a Quorum, as defined hereunder, is present. For purposes of this Article 7, a “Quorum” shall consist of all directors not party to the proceeding. If a Quorum cannot be obtained, the determination shall be made by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee. If a Quorum of the board of directors cannot be obtained and the committee cannot be established, or even if a Quorum is obtained or the committee is designated and a majority of the directors constituting such Quorum or committee so directs, the determination shall be made by (i) independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in this Section 7.4 or, if a Quorum of the full board of directors cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors (including directors who are parties to the action) or (ii) a vote of the shareholders.

Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

SECTION 7.5 COURT–ORDERED INDEMNIFICATION.

Any Proper Person may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction for mandatory indemnification under Section 7.2 of this Article 7, including indemnification for reasonable expenses incurred to obtain court-ordered indemnification. If a court determines that the Proper Person is entitled to indemnification under Section 7.2 of this Article 7, the court shall order indemnification, including the Proper Person’s reasonable expenses incurred to obtain court-ordered indemnification. If the court determines that such Proper Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such Proper Person met the standards of conduct set forth in Section 7.1 of this Article 7 or was adjudged liable in the proceeding, the court may order such indemnification as the court deems proper except that if the Proper Person has been adjudged liable, indemnification shall be limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

SECTION 7.6 ADVANCE OF EXPENSES.

Reasonable expenses (including attorneys’ fees) incurred in defending an action, suit or proceeding as described in Section 7.1 of this Article 7 may be paid by the corporation to any Proper Person in advance of the final disposition of such action, suit or proceeding upon receipt of (i) a written affirmation of such Proper Person’s good faith belief that such Proper Person has met the standards of conduct prescribed by Section 7.1 of this Article 7; (ii) a written undertaking, executed personally or on the Proper Person’s behalf, to repay such advances if it is ultimately determined that such Proper Person did not meet the prescribed standards of conduct (the undertaking shall be an unlimited general obligation of the Proper Person but need not be secured and may be accepted without reference to financial ability to make repayment); and (iii) a determination is made by the proper group (as described in Section 7.4 of this Article 7) that the facts as then known to the group would not preclude indemnification. Determination and authorization of payments shall be made in the same manner specified in Section 7.4 of this Article 7.

SECTION 7.7 ADDITIONAL INDEMNIFICATION TO CERTAIN PERSONS OTHER THAN DIRECTORS.

In addition to the indemnification provided to officers, employees, fiduciaries or agents because of their status as Proper Persons under this Article 7, the corporation may also indemnify and advance expenses to them if they are not directors of the corporation to a greater extent than is provided in these bylaws, if not inconsistent with public policy, and if provided for by general or specific action of its board of directors or shareholders or by contract.

SECTION 7.8 WITNESS EXPENSES.

The sections of this Article 7 do not limit the corporation’s authority to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when such individual has not been made a named as a defendant or respondent in the proceeding.

SECTION 7.9 REPORT TO SHAREHOLDERS.

Any indemnification of or advance of expenses to a director in accordance with this Article 7, if arising out of a proceeding by or on behalf of the corporation, shall be reported in writing to the shareholders with or before the notice of the next shareholders’ meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

SECTION 7.10 PROVISION OF INSURANCE.

By action of the board of directors, notwithstanding any interest of the directors in the action, the corporation may purchase and maintain insurance, in such scope and amounts as the board of directors deems appropriate, on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation, or who, while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic profit or nonprofit corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company, other enterprise or employee benefit plan, against any liability asserted against, or incurred by, such individual in that capacity or arising out of such individual’s status as such, whether or not the corporation would have the power to indemnify such individual against such liability under the provisions of Article 7 of these bylaws or applicable law. Any such insurance may be procured from any insurance company designated by the board of directors of the corporation, whether such insurance company is formed under the laws of Colorado or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity interest or any other interest, through stock ownership or otherwise.

ARTICLE 8

FISCAL YEAR

The fiscal year of the corporation shall end on the last day of March each year.

ARTICLE 9

DIVIDENDS

The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE 10

CORPORATE SEAL

The board of directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words “CORPORATE SEAL.”

ARTICLE 11

WAIVER OF NOTICE

Whenever any notice is required to be given under the provisions of these bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Colorado Business Corporation Act, as amended, or otherwise, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the event or other circumstance requiring such notice, shall be deemed equivalent to the giving of such notice.

ARTICLE 12

AMENDMENTS

These bylaws may be altered, amended or repealed and new bylaws may be adopted by a majority of the directors present at any meeting of the board of directors of the corporation at which a quorum is present, or by unanimous written consent of the board of directors as provided in Section 3.9 hereof.

ARTICLE 13

EXECUTIVE COMMITTEE

SECTION 13.1 APPOINTMENT.

The board of directors by resolution adopted by a majority of the full board of directors, may designate two or more of its members to constitute an executive committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law.

SECTION 13.2 AUTHORITY.

The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee and except also that the executive committee shall not have the authority of the board of directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, or amending the bylaws of the corporation.

SECTION 13.3 TENURE AND QUALIFICATIONS.

Each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until his or her successor is designated as a member of the executive committee and is elected and qualified.

SECTION 13.4 MEETINGS.

Regular meetings of the executive committee may be held without notice at such time and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day’s notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the executive committee at his or her business address. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

SECTION 13.5 QUORUM.

A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

SECTION 13.6 INFORMAL ACTION BY EXECUTIVE COMMITTEE.

Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

SECTION 13.7 VACANCIES.

Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

SECTION 13.8 RESIGNATIONS AND REMOVAL.

Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 13.9 PROCEDURE.

The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting thereof held next after the proceedings shall have been taken.

ARTICLE 14

EMERGENCY BYLAWS

The emergency bylaws provided in this Article 14 shall be operative during any emergency (as defined in Section 7-102-107(4) of the Colorado Business Corporation Act, as amended) in the conduct of the business of the corporation, notwithstanding any different provision in the preceding bylaws. To the extent not inconsistent with the provisions of this Article 14, the bylaws provided in the preceding articles shall remain in effect during such emergency and upon its termination the emergency bylaws shall cease to be operative.

During any such emergency:

A.            A meeting of the board of directors may be called by any officer or director of the corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

B.            At any such meeting of the board of directors, a quorum shall consist of the number of directors in attendance at such meeting.

C.            The board of directors, either before or during any such emergency, may, effective in the emergency, change the principal office or designate several alternative principal offices or regional offices, or authorize the officers so to do.

D.            The board of directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

E.             No officer, director or employee acting in accordance with these emergency bylaws shall be liable except for willful misconduct.

F.             These emergency bylaws shall be subject to repeal or change by further action of the board of directors or by action of the shareholders, but no such repeal or change shall modify any action taken prior to the time of such repeal or change. Any amendment of these emergency bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

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These Amended and Restated Bylaws are effective as of February 2, 2011, and amend, restate and replace in their entirety all previously effective versions of the Bylaws, as amended, restated or otherwise, of New Frontier Media, Inc.